                                                                  EXHIBIT 11.1

                             VITAL IMAGES, INC.
          COMPUTATION OF NET LOSS AND PRO FORMA NET LOSS PER SHARE



                                      Two Months Ended       Three Months Ended           Nine Months Ended
                                          June 30,              September 30,                September 30,
                                 -----------------------  ------------------------   --------------------------
                                    1997         1996         1997         1996          1997           1996
                                 ----------  -----------  ------------  ----------   ------------   -----------
Net loss                         $(922,409)  $(500,209)   $(1,086,741)  $(630,762)   $(3,262,513)   $(1,972,817)
                                 =========   =========    ===========   =========    ===========    ===========
Net loss per share                                        $     (0.23)
                                                          ===========
Pro forma net loss per share     $   (0.19)  $   (0.11)                 $   (0.13)   $     (0.68)   $     (0.42)
                                 =========   =========                  =========    ===========    ===========
WEIGHTED AVERAGE NUMBER
OF COMMON SHARES OUTSTANDING                                4,772,509
                                                          ===========
PRO FORMA WEIGHTED AVERAGE
NUMBER OF COMMON SHARES
OUTSTANDING

   Weighted average number of
   common shares of Bio-Vascular
   common stock outstanding      1,721,201   9,439,484                  9,454,309      4,564,275      9,432,705
                                 =========   =========                  =========    ===========    ===========
   Divide by two to reflect the
   distribution of one share of
   Vital Images common stock
   for two shares of Bio-Vascular
   common stock through May 11,
   1997 (1)                        860,601   4,719,742                  4,727,155      2,282,138      4,716,353

   Weighted average number of
   common shares of Vital
   Images common stock
   outstanding after May 11,
   1997 (1)                      3,911,821                                             2,482,388
                                ----------   ----------                 ----------     ---------    -----------

   Total pro forma weighted
   average common shares
   outstanding                   4,772,422   4,719,742                  4,727,155      4,764,526      4,716,353
                                 =========   =========                  =========    ===========    ===========

(1) May 11, 1997 is the last date Vital Images was a subsidiary of Bio-
    Vascular.